                                                                    EXHIBIT 99.1

                                [GRAPHIC OF LBI]

LBI Media Reports Second Quarter 2003 Results

Second Quarter Net Revenues and EBITDA Increased 22% and 21%, Respectively

Burbank, CA - August 13, 2003 - LBI Media, Inc. ("the Company") announced its financial results today for the second quarter and six months ended June 30, 2003.

Results for the Quarter Ended June 30, 2003

For the quarter ended June 30, 2003, net revenues increased 22% to $22.6 million from $18.6 million for the same quarter last year. For the same period, operating expenses (excluding depreciation and noncash employee compensation) increased to $10.1 million from $8.2 million. As a result, second quarter 2003 Adjusted EBITDA1 increased 21% to $12.5 million from $10.4 million for the corresponding 2002 period.

Net income increased 53% to $6.2 million for the quarter compared to $4.1 million for the same period of 2002.

Radio division net revenues increased 18% to $12.7 million from $10.7 million for the same quarter last year. Operating income increased 27% to $6.5 million from $5.1 million for the same quarter of 2002. Adjusted EBITDA increased 16% to $7.2 million from $6.2 million for the second quarter of 2002. Excluding one-time non-recurring local marketing agreement ("LMA") payments relating to the acquisition of selected station assets, radio division Adjusted EBITDA increased 17% to $7.5 million for the quarter.

Television division net revenues increased 27% to $9.9 million from $7.9 million for the same quarter last year. Operating income increased 28% to $4.8 million from $3.8 million for the same quarter of 2002. Adjusted EBITDA increased 27% to $5.3 million from $4.2 million for the same quarter last year.

Results for the Six Months Ended June 30, 2003

For the six months ended June 30, 2003, net revenues increased 16% to $39.1 million from $33.6 million for the same period last year. Operating expenses (excluding depreciation and noncash employee compensation) increased to $19.1 million during the first six months of 2003, from $15.0 million for the corresponding period of 2002. As a result, Adjusted EBITDA for the six months ended June 30, 2003 increased 8% to $20.0 million from $18.6 million for the six months ended June 30, 2002. However, excluding non-recurring LMA payments relating to the acquisition of selected radio station assets, Adjusted EBITDA increased 12% to $21.0 million during the first six months of 2003.

The Company reported net income of $7.2 million during the first six months of 2003, compared to a net loss of $3.1 million during the corresponding period in 2002. This change was primarily due to the Company's adoption of SFAS 142 in the first quarter of 2002, which resulted in an $8.1 million noncash charge to reduce the carrying value of certain broadcast licenses.

Radio division net revenues increased 16% to $21.4 million for the six months ended June 30, 2003, from $18.5 million for the same period last year. Operating income increased 26% to $9.4 million from $7.4 million for the same period of 2002. Adjusted EBITDA increased 4% to $11.1 million, from $10.7 million for the first six months of 2002. Excluding the LMA payments related to our asset acquisitions, radio division Adjusted EBITDA increased 11% to $12.1 million during the first six months of 2003.

Television division net revenues increased 17% to $17.7 million for the six months ended June 30, 2003, from $15.1 million for the corresponding period of 2002. Operating income increased 10% to $7.9 million from $7.2 million for the same period of 2002. Adjusted EBITDA increased 12% to $8.9 million from $7.9 million for the first six months of 2002.

Commenting on the Company's results, Lenard Liberman, Executive Vice President, said, "Our exceptionally strong growth in revenue and earnings at both our radio and television divisions underscores our unique business strategy. Our focused programming and sales philosophy have resulted in greater revenues in a generally low growth business environment. At the

____________
1 Adjusted EBITDA is defined as operating income plus depreciation and noncash employee compensation. Adjusted EBITDA is not a measure of liquidity calculated in accordance with accounting principles accepted in the United States, and should be viewed as a supplement to, and not a substitute for, our results of operations presented on the basis of accounting principles generally accepted in the United States. We use this financial measure because management believes it is useful for all investors and users of our financial statements in understanding our cash flows. In addition, we believe that Adjusted EBITDA is useful because it is generally recognized by the broadcasting industry as a measure of liquidity and is used by investors and analysts who report on broadcast companies. Furthermore, Adjusted EBITDA is not comparable to similarly titled measures reported by other companies. Refer to the "Results of Operations" section of this press release for a reconciliation of net income
(loss) to Adjusted EBITDA.

same time, we have remained vigilant in our cost controls. The net result has been industry leading EBITDA growth and profit margins.

We will continue to fine-tune our radio and television programming to further market penetration. Additionally, our successful production of in-house television programming provides us with considerable operating leverage to serve additional markets outside of Los Angeles, Houston and San Diego. Deploying these assets over time should result in greater earnings growth and profit margins."

Acquisitions

On April 22, 2003, the Company completed the acquisition of selected assets of KEYH-AM in the Houston, Texas market from El Dorado Communications, Inc. for an aggregate purchase price of approximately $6.5 million (including acquisition costs). At the same time, the Company terminated its local marketing agreement, which became effective on May 20, 2002. In order to complete the purchase, the Company borrowed an additional $0.9 million under its senior credit facility.

On May 15, 2003, the Company completed its acquisition of selected assets of KMXN-FM in the Los Angeles, California market for an aggregate purchase price of approximately $35.4 million (including acquisition costs), and terminated its local marketing agreement, which became effective on January 7, 2003. Subsequently, the Company changed the station's call letters to KEBN-FM. In order to complete the purchase, the Company borrowed an additional $32.9 million under its senior credit facility.

On July 14, 2003, the Company entered into a definitive agreement to purchase selected assets of television station KMPX-TV, serving the Dallas, Texas market, for an aggregate purchase price of $37.0 million, of which $1.5 million has been placed into escrow. The Company expects to complete this acquisition in the first quarter of 2004, subject to closing conditions specified in the definitive agreement.

Second Quarter 2003 Conference Call

The Company will host a conference call to discuss its financial results for the second quarter and six months ended June 30, 2003 on Thursday, August 14, 2003 at 4:00 PM Eastern Daylight Time. Interested parties may participate in the conference call by dialing (800) 289-0436 five minutes prior to the scheduled start time of the call and asking for the "LBI Media Second Quarter 2003 Conference Call." The conference call will be recorded and made available for replay through Monday, August 18, 2003. Investors may listen to the replay of the call by dialing (888) 203-1112 then entering the passcode ID 274879.

About LBI Media

LBI Media is the largest privately-held, Spanish-language broadcaster in the United States. The Company owns fifteen radio stations and three television stations in the Los Angeles, CA, Houston, TX and San Diego, CA markets. The Company also owns a television production facility in Burbank, CA.

Forward Looking Statements

This news announcement contains certain forward-looking statements within the meaning of the U.S. securities laws. These statements are based upon current expectations and involve certain risks and uncertainties, including those related to the expected future operating performance of the Company's radio stations, television stations and studio operations. Forward-looking statements include but are not limited to information preceded by, or that include the words, "believes", "expects", "prospects", "pacings", "anticipates", "could", "estimates", "forecasts" or similar expressions. The reader should note that these statements may be impacted by several factors, including economic changes, regulatory changes, increased competition, the timing of announced acquisitions or station upgrades, changes in the broadcasting industry generally, and changes in interest rates. Accordingly, the Company's actual performance and results may differ from those anticipated in the forward-looking statements. Please see LBI Media Inc.'s recent public filings for information about these and other risks that may affect the Company. The Company undertakes no obligation to update or revise the information contained herein because of new information, future events or otherwise.

Results of Operations:

                                 LBI MEDIA, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In Thousands)

                                                            Three Months Ended June 30,         Six Months Ended June 30,
                                                         ------------------------------        ---------------------------
                                                              2003              2002              2003             2002
                                                         ----------           ---------        ---------         ---------
Gross broadcasting revenues .......................       $  25,872           $  20,909        $  44,591         $  37,674
Less agency commissions ...........................           3,256               2,330            5,522             4,120
                                                          ---------           ---------        ---------         ---------
Net revenues ......................................          22,616              18,579           39,069            33,554

Operating expenses:
   Program and technical ..........................           3,355               2,430            6,266             4,655
   Promotional ....................................             422                 555              670               854
   Selling, general and administrative ............           6,361               5,243           12,163             9,482
   Noncash employee compensation ..................             344                 693            1,027             2,453
   Depreciation ...................................             865                 800            1,659             1,525
                                                          ---------           ---------        ---------         ---------
Total operating expenses ..........................          11,347               9,721           21,785            18,969
                                                          ---------           ---------        ---------         ---------

Operating income ..................................          11,269               8,858           17,284            14,585
Interest expense ..................................          (5,093)             (4,807)         (10,072)           (9,669)
Interest and other income .........................              32                  11               55                85
Loss on sale of property and equipment ............              (4)                 --               (4)               --
                                                          ---------           ---------        ---------         ---------
Income before income taxes and cumulative effect
of accounting change ..............................           6,204               4,062            7,263             5,001
Provision for income taxes ........................              20                  10               40                21
                                                          ---------           ---------        ---------         ---------
Income before cumulative effect of accounting
change ............................................           6,184               4,052            7,223             4,980
Cumulative effect of accounting change ............              --                  --               --            (8,106)
                                                          ---------           ---------        ---------         ---------
Net income (loss) .................................       $   6,184           $   4,052        $   7,223         $  (3,126)
                                                          =========           =========        =========         =========
Adjusted EBITDA/(1)/ ..............................       $  12,478           $  10,351        $  19,970         $  18,563
                                                          =========           =========        =========         =========
Adjusted EBITDA Margin (%)/(2)/ ...................            55.2%               55.7%            51.1%             55.3%
                                                          =========           =========        =========         =========

_________
(1) Adjusted EBITDA is defined as operating income before depreciation and noncash employee compensation.

(2) Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenues.

The following is a reconciliation of net income (loss) to Adjusted EBITDA and Adjusted EBITDA excluding LMA payments for the Company:

                                                           Three Months Ended June 30,  Six Months Ended June 30,
                                                           ---------------------------  -------------------------
                                                              2003            2002        2003           2002
                                                           ---------       -----------  ---------      ----------
Net income (loss) ...................................      $   6,184       $   4,052    $   7,223      $  (3,126)
   Cumulative effect of accounting change ...........             --              --           --          8,106
   Provision for income taxes .......................             20              10           40             21
   Loss on sale of property and equipment ...........              4              --            4             --
   Interest and other income ........................            (32)            (11)         (55)           (85)
   Interest expense .................................          5,093           4,807       10,072          9,669
                                                           ---------       ---------    ---------      ---------
Operating income ....................................         11,269           8,858       17,284         14,585
                                                           ---------       ---------    ---------      ---------
   Depreciation .....................................            865             800        1,659          1,525
   Noncash employee compensation ....................            344             693        1,027          2,453
                                                           ---------       ---------    ---------      ---------
Adjusted EBITDA .....................................      $  12,478       $  10,351    $  19,970      $  18,563
                                                           =========       =========    =========      =========
   LMA payments .....................................            308             208          980            208
                                                           ---------       ---------    ---------      ---------
Adjusted EBITDA excluding LMA payments ..............      $  12,786       $  10,559    $  20,950      $  18,771
                                                           =========       =========    =========      =========

The following is a reconciliation of operating income to Adjusted EBITDA and Adjusted EBITDA excluding LMA payments for the Company's radio division:

                                                           Three Months Ended June 30,  Six Months Ended June 30,
                                                           ---------------------------  -------------------------
                                                              2003            2002        2003           2002
                                                           ---------       -----------  ---------      ----------
Radio operating income ..............................      $   6,457       $   5,094    $   9,391      $   7,433
   Depreciation .....................................            345             381          663            754
   Noncash employee compensation ....................            344             693        1,027          2,453
                                                           ---------       ---------    ---------      ---------
Radio Adjusted EBITDA ...............................      $   7,146       $   6,168       11,081      $  10,640
                                                           =========       =========    =========      =========
   LMA payments .....................................            308             208          980            208
                                                           ---------       ---------    ---------      ---------
Radio Adjusted EBITDA excluding LMA payments ........      $   7,454       $   6,376    $  12,061      $  10,848
                                                           =========       =========    =========      =========

The following is a reconciliation of operating income to Adjusted EBITDA for the Company's television division:

                                                           Three Months Ended June 30,  Six Months Ended June 30,
                                                           ---------------------------  -------------------------
                                                              2003            2002        2003           2002
                                                           ---------       -----------  ---------      ----------
Television operating income .........................      $   4,812       $   3,764    $   7,893      $   7,152
   Depreciation .....................................            520             419          996            770
   Noncash employee compensation ....................             --              --           --             --
                                                           ---------       ---------    ---------      ---------
Television Adjusted EBITDA ..........................      $   5,332       $   4,183    $   8,889      $   7,922
                                                           =========       =========    =========      =========